Exhibit 5.1

Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

February 20, 2020

W.W. Grainger, Inc.

100 Grainger Parkway

Lake Forest, Illinois 60045

Re:                             W.W. Grainger, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to W.W. Grainger, Inc., an Illinois corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed on February 20, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time of one or more series of debt securities (the “Debt Securities”).

We have reviewed (i) the Registration Statement, (ii) the prospectus, which is part of the Registration Statement (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (iii) the Indenture, dated as of June 11, 2015 (the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”), (iv) the restated articles of incorporation and by-laws of the Company, each as amended to the date hereof and (v) certain resolutions adopted by the Board of Directors of the Company, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that: (i) when the Debt Securities of any series have been established in accordance with the terms of the Indenture and approved by the Board of Directors or a Pricing Committee of the Board of Directors of the Company in accordance with the resolutions authorizing the issuance and delivery of the Debt Securities, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, (iii) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (iv) assuming that the Debt Securities as executed and delivered comply with all laws, requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory

Baker & McKenzie LLP is a member of Baker & McKenzie International.

body having jurisdiction over the Company, the Debt Securities of such series will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We assume for purposes of this opinion that, at the time of the issuance of any Debt Securities: (a) any applicable supplement to the Indenture will have been duly executed and delivered by the Company; (b) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (c) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (d) any applicable supplement to the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (e) the Trustee will be in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (f) the Trustee will have the requisite legal power and authority to perform its obligations under the Indenture.

The opinion expressed above is limited to the laws of the State of Illinois, the State of New York and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP